Exhibit 10.14

CONTRIBUTION AND TRANSFER AGREEMENT
dated as of January 1, 2016
by and between
TALLGRASS ENERGY PARTNERS, LP,
and
TALLGRASS OPERATIONS, LLC
and for certain limited purposes,
TALLGRASS DEVELOPMENT, LP

i

Table of Contents
(Continued)

DISCLOSURE MATERIALS

Disclosure Schedule 3.3	- Consents

Disclosure Schedule 3.5	- Litigation

Disclosure Schedule 3.9	- Management Projections and Budget
EXHIBITS

Exhibit A	- Form of Assignment Agreement

Exhibit B	- Statement Regarding Qualified Capital Expenditures
APPENDICES

Appendix A	- The Partnership, Development and Operations Designated
Personnel

ii

CONTRIBUTION AND TRANSFER AGREEMENT
This Contribution and Transfer Agreement (this “Agreement”) is made and effective for tax purposes as of January 4, 2016, and effective for all other purposes as of January 1, 2016, by and between Tallgrass Operations, LLC, a Delaware limited liability company (“Operations”), and Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”). In addition, Tallgrass Development, LP, a Delaware limited partnership (“Development”), is a party to this Agreement for the limited purposes set forth in Articles III, VI and VII.
RECITALS
WHEREAS, Operations owns 6,000,000 common units in Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (the “Company”), comprising 33.3% of the issued and outstanding membership interests in the Company, and the Partnership owns the remaining issued and outstanding membership interests in the Company;
WHEREAS, Operations desires to contribute and transfer 5,640,000 common units in the Company (comprising 31.3% of the issued and outstanding membership interests in the Company) (such membership interests in the Company being referred to herein as the “Subject Interest”), to the Partnership (or its designee) pursuant to the terms of this Agreement and the Assignment Agreement, and the Partnership (or its designee) desires to accept and acquire the Subject Interest in accordance with the terms of this Agreement and the Assignment Agreement;
WHEREAS, the Conflicts Committee has previously (i) received an opinion of Evercore Group L.L.C., the financial advisor to the Conflicts Committee (the “Financial Advisor”), that the amount to be distributed and paid by the Partnership pursuant to the Transaction is fair, from a financial point of view, to the Partnership and to the holders of Common Units of the Partnership (other than Operations and its Affiliates) and (ii) found the Transaction to be fair and reasonable to the Partnership and the holders of its Common Units (other than Operations and its Affiliates) and recommended that the board of directors (the “Board of Directors”) of Tallgrass MLP GP, LLC, the general partner of the Partnership (the “General Partner”), approve the Transaction and, subsequently, the Board of Directors has approved the Transaction.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1	Definitions.
The respective terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings specified herein, with each such definition equally applicable to both singular and plural forms of the terms so defined:
“Affiliate,” when used with respect to a Person, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person; provided, however, that (i) with respect to Operations, the term “Affiliate” shall exclude the Partnership, the General Partner and the Partnership’s subsidiaries and (ii) with respect to the Partnership, the term “Affiliate” shall exclude Operations, Operations’ subsidiaries (other than the Partnership and its subsidiaries), Development, and its general partner, Tallgrass Energy Holdings, LLC. No Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Agreement.
“Agreement” has the meaning ascribed to such term in the preamble.
“Annual Corrosion Indemnification Deductible Amount” has the meaning ascribed to such term in Section 5.11(b).
“Annual Period” has the meaning ascribed to such term in Section 5.11(b).
“Applicable Law” has the meaning ascribed to such term in Section 3.3(a).
“Assignment Agreement” means the Assignment Agreement substantially in the form of Exhibit A attached hereto, pursuant to which Operations will assign the Subject Interest to PXP Holdings.
“Board of Directors” has the meaning ascribed to such term in the recitals.
“Cash Amount” means $475,000,000.
“Ceiling Amount” has the meaning ascribed to such term in Section 5.11(a).
“Closing” has the meaning ascribed to such term in Section 2.4.
“Closing Date” has the meaning ascribed to such term in Section 2.4.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Common Units” has the meaning given to such term in the Partnership Agreement.
“Common Unit Quantity” means 6,518,000 Common Units.
“Company” has the meaning ascribed to such term in the recitals.
“Company Group” means the Company and Tallgrass Colorado, together or individually as the context requires.
“Company Material Adverse Effect” means a material adverse effect on or material adverse change in (i) the assets, liabilities, financial condition or results of operations of the Company Group, other than any effect or change

(a) that impacts the crude oil transportation industry generally (including any change in the prices of crude oil or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law or GAAP), (b) in United States or global political or economic conditions or financial markets in general, or (c) resulting from the announcement of the transactions contemplated by this Agreement and the Assignment Agreement and the taking of any actions contemplated by this Agreement or the Assignment Agreement, provided, that in the case of clauses (a) and (b), the impact on the Company Group is not materially disproportionate to the impact on similarly situated parties in the crude oil transportation industry, or (ii) the ability of Operations to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.
“Conflicts Committee” means the conflicts committee of the Board of Directors.
“Control” and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Corrosion Costs” means any out of pocket costs to repair, replace or remediate anomalies in any part of the PXP Converted Pipeline to the extent (a) such anomalies are identified by ILI tools (i.e., pigs) during the period beginning January 1, 2015 and ending three-years after the Closing Date and (b) such repair, replacement or remediation is reasonably necessitated by external corrosion of the pipeline and would be performed by a reasonably prudent operator.
“Damages” means liabilities and obligations, including all losses, deficiencies, costs, expenses, fines, interest, expenditures, claims, suits, proceedings, judgments, damages, and reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation; provided, however, that Damages specifically excludes Corrosion Costs and any conditions, facts or circumstances that relate to or result in Corrosion Costs.
“Deductible Amount” has the meaning ascribed to such term in Section 5.11(a).
“Delaware LLC Act” means the Delaware Limited Liability Company Act, as amended.
“Development” has the meaning ascribed to such term in the preamble.
“Development Indemnified Parties” has the meaning ascribed to such term in Section 5.2.
“Direct Claim” has the meaning ascribed to such term in Section 5.10.
“Disclosure Schedule” has the meaning ascribed to such term in Article III.
“DRULPA” mean the Delaware Revised Uniform Limited Partnership Act.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Date” has the meaning ascribed to such term in Section 2.3.
“FERC” means the United States Federal Energy Regulatory Commission.
“Financial Advisor” has the meaning ascribed to such term in the recitals.
“GAAP” means generally accepted accounting principles in the United States of America.
“General Partner” has the meaning ascribed to such term in the recitals.
“Governmental Authority” means any federal, state, municipal or other government, governmental court, department, commission, board, bureau, agency or instrumentality.

“Knowledge,” as used in this Agreement with respect to a party hereof, means the actual knowledge of that party’s designated personnel. The designated personnel for Development, Operations and the Partnership are set forth on Appendix A.
“Lien” means any mortgage, deed of trust, lien, security interest, pledge, conditional sales contract, charge or encumbrance.
“Minimum Claim Amount” has the meaning ascribed to such term in Section 5.11(a).
“Notice” has the meaning ascribed to such term in Section 6.4.
“Operations” has the meaning ascribed to such term in the preamble.
“Option” has the meaning ascribed to such term in Section 2.3.
“Option Exercise Notice” has the meaning ascribed to such term in Section 2.3.
“Option Exercise Period” has the meaning ascribed to such term in Section 2.3.
“Partnership” has the meaning ascribed to such term in the preamble.
“Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 17, 2013.
“Partnership Indemnified Parties” has the meaning ascribed to such term in Section 5.1.
“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or other entity.
“Pony Express LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of the Company effective as of March 1, 2015, by and among Operations, PXP Holdings and the Company.
“PXP Converted Pipeline” means the approximately 430 mile section of natural gas pipeline from Guernsey, Wyoming to Lincoln County, Kansas, which was abandoned by Tallgrass Interstate Gas Transmission, LLC, sold to the Company and converted for use in the Pony Express system.
“PXP Holdings” means Tallgrass PXP Holdings, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Partnership.
“SEC Documents” has the meaning ascribed to such term in Section 4.5.
“Securities Act” means the Securities Act of 1933, as amended.
“Strike Price” has the meaning ascribed in Section 2.3.
“Subject Interest” has the meaning ascribed to such term in the recitals.
“Tallgrass Colorado” means Tallgrass Colorado Pipeline, Inc., a Delaware corporation and subsidiary of the Company.
“Tax” means any and all U.S. federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, capital stock, profits, license, license fee, environmental, customs duty, unclaimed property or escheat payments, alternative fuels, mercantile, lease, service, withholding, payroll, employment, unemployment, social security, disability, excise, severance, registration, stamp, occupation, premium, property (real or personal), windfall profits, fuel, value added, alternative or add on minimum, estimated or other similar taxes, duties, levies, customs, tariffs, imposts or assessments (including public utility commission property tax assessments) imposed by any Governmental Authority, together with any interest, penalties or additions thereto payable to any Governmental Authority in respect thereof or any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person.
“Tax Return” means any return, declaration, report, statement, election, claim for refund or other written document, together with all attachments, amendments and supplements thereto, filed with or provided to, or required to be filed with or provided to, a Governmental Authority in respect of Taxes.
“Third Party Indemnity Claim” has the meaning ascribed to such term in Section 5.5(a).
“Transaction” means (1) the contribution and transfer of the Subject Interest and (2) the delivery of the Transaction Proceeds.
“Transaction Proceeds” means (1) the issuance by the Partnership of the Common Unit Quantity, subject to Section 2.3, and (2) the payment by the Partnership of the Cash Amount.
“Transfer Taxes” has the meaning ascribed to such term in Section 2.5.

Section 1.2	Construction.
In constructing this Agreement: (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Disclosure Schedule,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, Disclosure Schedule, Exhibit, preamble or recitals hereto; and (e) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter and singular and the plural.

ARTICLE II
CONTRIBUTION AND TRANSFER; CLOSING

Section 2.1	Contribution and Transfer.
Upon the terms and subject to the conditions set forth in this Agreement and in the Assignment Agreement, on the Closing Date, Operations shall transfer, assign, contribute and convey the Subject Interest to PXP Holdings, free and clear of all Liens (other than restrictions under applicable federal and state securities laws), and the Partnership shall cause PXP Holdings to accept and acquire the Subject Interest from Operations.

Section 2.2	Transaction Proceeds.
The aggregate amount to be issued and paid by the Partnership shall be the Transaction Proceeds. At the Closing, the Partnership (or its designee) shall deliver the Transaction Proceeds as follows:

(a)	A wire transfer of the Cash Amount in immediately available funds paid to Operations or its designee(s); and

(b)	The issuance to Operations of a number of Common Units equal to the Common Unit Quantity, subject to Section 2.3.

Section 2.3	Call Option.
Subject to the terms of this Section 2.3, Operations hereby grants the Partnership the option to purchase from Operations a number of Common Units (the “Option”) up to the Common Unit Quantity during the eighteen (18) month period following the Closing Date (the “Option Exercise Period”) at an exercise price per Common Unit equal to $42.50 (the “Strike Price”). The Option shall be exercisable by the Partnership at any time or from time to time during the Option Exercise Period, by giving notice in writing to Operations (the “Option Exercise Notice”). Each Option Exercise Notice shall be irrevocable and shall designate (i) the date of exercise (the “Exercise Date”), which shall be no less than five (5) nor more than ten (10) business days from the date of notice, and (ii) the number of Common Units to be purchased. On each Exercise Date, (i) the Partnership shall deliver to Operations immediately available funds in an amount equal to the Strike Price multiplied by the number of Common Units being purchased and (ii) Operations shall deliver to the Partnership a certificate representing the number of Common Units being purchased (or if uncertificated, shall direct the transfer agent to transfer on its books such number of Common Units).

Section 2.4	Closing.
The closing (the “Closing”) of the contribution and transfer of the Subject Interest and the delivery of the Transaction Proceeds pursuant to this Agreement and the Assignment Agreement will be held on January 4, 2016 (the “Closing Date”) at the offices of Development at 4200 W. 115th Street, Suite 350, Leawood, Kansas 66211. At the Closing, (i) Operations shall deliver to the Partnership, or cause to be delivered to the Partnership, the Assignment Agreement duly executed by Operations, (ii) the Partnership shall deliver, or cause to be delivered, to Operations the Transaction Proceeds and the Assignment Agreement duly executed by the Partnership and PXP Holdings, and (iii) Operations shall deliver to the Partnership, or cause to be delivered to the Partnership, a certificate demonstrating non-foreign status of Development meeting the requirements of Section 1445 of the Code; provided, however, if the Closing Date is not a business day, the foregoing may be delivered no later than the next business day following the Closing Date.

Section 2.5	Transfer Taxes.
All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”) shall be borne by the

Company Group. The Company Group shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes. If required by Applicable Law, Operations and the Partnership shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

Section 2.6	Tax Treatment and Related Covenants.

(a)
Except as otherwise provided in this Section 2.6, the parties acknowledge that the transactions described in this Agreement are properly characterized as transactions described in Sections 721(a) and 731 of the Code and agree to file all Tax Returns in a manner consistent with such treatment.

(b)
The Cash Amount shall be treated (A) as a reimbursement of Operations’ capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d) to the extent that Operations provides to the Partnership on or before January 15 of the year following the year in which such amount was paid a statement in the form attached as Exhibit B that states the amount of qualifying capital expenditures, the basis for the qualification, and evidence satisfactory to the Partnership documenting the capital expenditures and their qualification, (B) as a “debt-financed transfer” to Operations under Treasury Regulation Section 1.707-5(b), but only as provided in the following sentence, and (C) as the proceeds of a sale by Operations of the Subject Interest to the Partnership to the extent clause (A), clause (B), or any other exception to the “disguised sale” rules under Section 707 and the Treasury Regulations thereunder, are inapplicable, as Operations shall notify the Partnership on or before January 15 of the year following the year in which such amount was paid. No later than on or before January 15 of the year following the year in which such amount was paid, the Partnership shall provide to Operations a calculation of the minimum and maximum amounts that could be treated as qualifying as a “debt-financed transfer” under Treasury Regulation Section 1.707-5(b), based on the Partnership’s exercise of its discretion under Treasury Regulation Section 1.163-8T, and no later than January 31 of such year, Operations will inform the Partnership of the amount within that range of minimum and maximum amounts that Operations wishes to treat as qualifying as such a debt-financed transfer. The parties will prepare and file all Tax Returns consistent with the treatment described in this Section 2.6(b), including based upon the amount elected by Operations as a debt-financed transfer. Except with the prior written consent of Operations, the Partnership agrees to act at all times in a manner consistent with such intended treatment, including, if required, disclosing the distribution of such amounts in accordance with the requirements of Treasury Regulation Section 1.707-3(c)(2).

(c)
The parties acknowledge that Operations is disregarded for federal income tax purposes as an entity apart from Development pursuant to Treasury Regulation Section 301.7701-2(c)(2)(i); accordingly, references to Operations in this Section 2.6 include Development as the context requires.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DEVELOPMENT AND OPERATIONS
Development and Operations, jointly and severally, hereby represent and warrant to the Partnership that, except as disclosed in the disclosure schedules delivered to the Partnership on the date of this Agreement (collectively, the “Disclosure Schedule”) (it being understood that any information set forth on any Disclosure Schedule shall be deemed to apply to and qualify only the section or subsection of this Agreement to which it corresponds in number, unless it is reasonably apparent on its face that such information is relevant to other sections or subsections of this Agreement). The representations and warranties set forth in this Article III are further qualified in all respects by all information set forth or contained in (i) the disclosure schedules delivered to the Partnership in connection with the transactions contemplated by that certain (a) Contribution and Transfer Agreement dated as of September 1, 2014, among the Partnership, Operations and Development and (b) Purchase and Sale Agreement dated as of March 1, 2015, among the

Partnership, Operations and Development, and (ii) the filings made by the Partnership with the Securities and Exchange Commission, including, without limitation, the Partnership’s annual report on Form 10-K/A for the year ended December 31, 2014 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015.

Section 3.1	Organization.

(a)
Operations is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(b)
Development is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

Section 3.2	Authority and Approval.

(a)
Each of Development and Operations has full limited partnership or limited liability company, as applicable, power and authority to execute and deliver this Agreement and the Assignment Agreement to which it is party, to consummate the transactions contemplated hereby and thereby and to perform all of the obligations hereof and thereof to be performed by it. The execution and delivery by each of Development and Operations of this Agreement and the Assignment Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all of the obligations hereof and thereof to be performed by Development and Operations have been duly authorized and approved by all requisite limited partnership or limited liability company, as applicable, action on the part of Development and Operations.

(b)
This Agreement has been duly executed and delivered by Development and Operations and constitutes the valid and legally binding obligation of each of Development and Operations, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity). When executed and delivered by each of the parties party thereto, the Assignment Agreement will constitute a valid and legally binding obligation of Operations, enforceable against Operations in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 3.3	No Conflict; Consents.
Except as set forth on Disclosure Schedule 3.3:

(a)
the execution, delivery and performance of this Agreement by Development and Operations does not, and the execution, delivery and performance of the Assignment Agreement by Operations will not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, result in any breach of, or require the consent of any Person under, any of the terms, conditions or provisions of the certificate of formation, limited partnership agreement, limited liability company agreement or equivalent governing instruments of

Development, Operations or the Company Group; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Development, Operations or the Company Group (“Applicable Law”); (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which Development or Operations is a party or to which either of their respective properties are subject; and

(b)
no consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by Operations or the Company with respect to the Subject Interest in connection with the execution, delivery and performance of this Agreement and the Assignment Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) for those which individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing).

Section 3.4	Title to Subject Interest.
Operations owns, beneficially and of record, the Subject Interest and will convey good title, free and clear of all Liens, to the Subject Interest to the Partnership. The Subject Interest is not subject to any agreements or understandings with respect to the voting or transfer of any of the Subject Interest (except the sale of the Subject Interest contemplated by this Agreement and restrictions under applicable federal and state securities laws). The Subject Interest has been duly authorized and is validly issued, fully paid (to the extent required under the Pony Express LLC Agreement) and nonassessable (except as provided in the Pony Express LLC Agreement and as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

Section 3.5	Litigation.
Except as set forth on Disclosure Schedule 3.5:

(a)
There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to Development’s and Operations’ Knowledge, threatened that (a) question or involve the validity or enforceability of any of Development’s or Operations’ obligations under this Agreement or the Assignment Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by Development or Operations of the transactions contemplated by this Agreement or the Assignment Agreement or (ii) damages in connection with any such consummation.

(b)	Operations is not in violation of any Applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.6	Brokerage Arrangements.
Operations has not entered (directly or indirectly) into any agreement with any Person that would obligate Operations or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement, the Assignment Agreement or the transactions contemplated hereby or thereby.

Section 3.7	Investment Intent.
Operations is receiving the Common Unit Quantity for its own account with the present intention of holding such Common Units for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. Operations does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to such Common Units. Operations has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in such Common Units. Operations acknowledges that such Common Units are not currently registered under the Securities Act or any applicable state securities law and may not be registered in the future, and that such Common Units may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable. Operations acknowledges that the Partnership has no obligation to register or qualify such Common Units for resale other than as set forth in the Partnership Agreement, and further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for such Common Units, and on requirements relating to the Partnership that are outside of the control of Operations, and that the Partnership is under no obligation and may not be able to satisfy.

Section 3.8	Information.
To the Knowledge of Development and Operations, all information that has been made available to the Partnership, the Conflicts Committee and its advisors by Development, Operations or any of their respective directors, partners, members, officers, employees, agents, advisors or representatives in connection with the evaluation, negotiation and execution of this Agreement and the transactions contemplated hereby is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which such statements were made, it being understood and agreed that the Financial Advisor and legal counsel to the Conflicts Committee are not agents, advisors or representatives of Development or Operations.

Section 3.9	Management Projections and Budget.
The projections and budgets identified on Disclosure Schedule 3.9, which were provided to the Partnership (including those provided to the Financial Advisor) by Development and its Affiliates as part of the Partnership’s review in connection with this Agreement, were prepared based upon assumptions that Development’s management believed to be reasonable as of the date thereof and were consistent with Development management’s expectations at the time they were prepared.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
The Partnership hereby represents and warrants to Operations as follows:

Section 4.1	Organization and Existence.
The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted. PXP Holdings is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

Section 4.2	Authority and Approval.

(a)
The Partnership has full limited partnership power and authority to execute and deliver this Agreement and the Assignment Agreement, PXP Holdings has full limited liability company power and authority to execute and deliver the Assignment Agreement, and each has full limited partnership or limited liability company power and authority, as applicable, to consummate the transactions contemplated hereby and thereby and to perform all of the obligations hereof and thereof to be performed by it. The execution and delivery of this Agreement and the Assignment Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all of the obligations hereof and thereof to be performed by the Partnership and PXP Holdings have been duly authorized and approved by all requisite limited partnership and limited liability company action of the Partnership and PXP Holdings, as applicable.

(b)
This Agreement has been duly executed and delivered by or on behalf of the Partnership and constitutes the valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity). When executed and delivered by each of the parties party thereto, the Assignment Agreement will constitute a valid and legally binding obligation of the Partnership and PXP Holdings, enforceable against the Partnership and PXP Holdings in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.3	Common Units.

(a)
The issuance by the Partnership of the Common Unit Quantity pursuant to this Agreement and the limited partner interests represented thereby: (i) has been duly authorized by or on behalf of the Partnership pursuant to the Partnership Agreement; (ii) when issued and delivered in accordance with the terms of this Agreement and the Partnership Agreement, will be validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and (iii) will be free of any and all Liens and restrictions on transfer, other than restrictions on transfer under the Partnership Agreement, the DRULPA, and applicable state and federal securities laws.

(b)	The Partnership’s Common Units are listed on the New York Stock Exchange, and the Partnership has not received any notice of delisting.

(c)
On the Closing Date, the Common Unit Quantity will have those rights, preferences, privileges and restrictions governing the Common Units as set forth in the Partnership Agreement and Section 2.3 of this Agreement.

Section 4.4	No Conflict; Consents.

(a)
The execution, delivery and performance of this Agreement by the Partnership does not, and the execution, delivery and performance of the Assignment Agreement by the Partnership and PXP Holdings will not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby and thereby will not, (i) violate, conflict with, result in any breach of, or require the consent of any Person under, any of the terms, conditions or provisions of the certificate of limited partnership or limited partnership agreement of the Partnership or the certificate of formation or limited liability company agreement of PXP Holdings; (ii) conflict with or violate any provision of any law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Partnership, PXP Holdings or any property or asset of the Partnership or PXP Holdings; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which the Partnership or PXP Holdings is a party or by which it is bound or to which any of its property is subject; and

(b)
No consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by or with respect to the Partnership or PXP Holdings in connection with the execution, delivery, and performance of this Agreement or the Assignment Agreement or the consummation of the transactions contemplated hereby and thereby, except as have been waived or obtained or with respect to which the time for asserting such right has expired.

Section 4.5	Periodic Reports.
The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “SEC Documents”) have been filed with the Commission on a timely basis. The SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. PricewaterhouseCoopers LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed as an independent registered public accountant of the Partnership.

Section 4.6	Brokerage Arrangements.
The Partnership has not entered (directly or indirectly) into any agreement with any Person that would obligate the Partnership or any of its Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement, the Assignment Agreement or the transactions contemplated hereby or thereby.

Section 4.7	No Registration.
Assuming the accuracy of the representations and warranties of Operations contained in Section 3.7, the issuance of the Common Unit Quantity pursuant to this Agreement is exempt from the registration requirements of the Securities Act, and neither the Partnership nor, to the Knowledge of the Partnership, any authorized representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption. Neither the Partnership nor any of its subsidiaries have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the issuance of the Common Unit Quantity in a manner that would require registration under the Securities Act.

Section 4.8	Litigation.
There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, or to the Partnership’s Knowledge, threatened that (a) question or involve the validity or enforceability of any of the Partnership’s or PXP Holdings’ obligations under this Agreement or the Assignment Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by the Partnership or PXP Holdings of the transactions contemplated by this Agreement or the Assignment Agreement or (ii) damages in connection with any such consummation.

Section 4.9	Investment Intent.
The Partnership is accepting the Subject Interest for its own account with the present intention of holding the Subject Interest for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws. The Partnership acknowledges that the Subject Interest will not be registered under the Securities Act or any applicable state securities law, and that such Subject Interest may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.
ARTICLE V
INDEMNIFICATION

Section 5.1	Indemnification of the Partnership.
Subject to the limitations set forth in this Agreement, Development and Operations, from and after the Closing Date, shall, jointly and severally, indemnify, defend and hold the Partnership, its subsidiaries and their respective securityholders, directors, officers, and employees, and the officers, directors and employees of the General Partner, but otherwise excluding Development, its Affiliates and the Company Group (the “Partnership Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by any Partnership Indemnified Party as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of Development or Operations in this Agreement or the Assignment Agreement, or (ii) any breach of any agreement or covenant on the part of Development, Operations or the Company made under this Agreement or the Assignment Agreement or in connection with the transactions contemplated hereby or thereby. For purposes of this Section 5.1, whether Development or Operations has breached any of its representations and warranties herein shall be determined without giving effect to any qualification as to “materiality” (including the word “material”).

Section 5.2	Indemnification of Development.
Subject to the limitations set forth in this Agreement, the Partnership, from and after the Closing Date, shall indemnify, defend and hold Development, its Affiliates (other than any of the Partnership Indemnified Parties) and their respective securityholders, directors, officers, and employees (the “Development Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by the Development Indemnified Parties as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of the Partnership in this Agreement or the Assignment Agreement, or (ii) any breach of any agreement or covenant on the part of the Partnership made under this Agreement or the Assignment Agreement or in connection with the transactions contemplated hereby or thereby. For purposes of this Section 5.2, whether the Partnership has breached any of its representations and warranties herein shall be determined without giving effect to any qualification as to “materiality” (including the word “material”).

Section 5.3	Corrosion Costs Indemnification.
Subject to the limitations set forth in Section 5.11(b), Development and Operations shall, jointly and severally, indemnify the Partnership for any and all Corrosion Costs incurred by the Partnership during the three-year period following the Closing Date. Costs of running ILI tools (i.e., pigs) to detect corrosion and other routine maintenance or repair expenditures will not be considered Corrosion Costs and will not be indemnified by Development or Operations.

Section 5.4	Survival.
All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Article III and Article IV shall terminate and expire on October 1, 2016, except the representations and warranties of Development and Operations set forth in Section 3.1 (Organization), Section 3.2 (Authority and Approval), Section 3.4 (Title to Subject Interest) and Section 3.6 (Broker Fees) shall survive forever and (d) the representations and warranties of the Partnership set forth in Section 4.1 (Organization and Existence), Section 4.2 (Authority and Approval) and Section 4.6 (Broker Fees) shall survive forever. After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to this Article V on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article V to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that in the case of each representation and warranty that shall terminate and expire as provided in this Section 5.4, no claim presented in writing for indemnification pursuant to this Article V on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration. The indemnification obligations under this Article V or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party. The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing.

Section 5.5	Demands.

(a)
Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnity involving third-party claims being collectively referred to herein as the “Third Party Indemnity Claim”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information respecting any of the foregoing as it shall have. Such notice shall include a formal demand for indemnification under this Agreement.

(b)
Notwithstanding the foregoing, if the indemnified party fails to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against a Third Party Indemnity Claim and to make a timely response thereto, the indemnifying party’s indemnity obligation relating to such Third Party Indemnity Claim shall not be relieved except in the event and only to the extent that the indemnifying party is prejudiced or damaged by such failure.

Section 5.6	Right to Contest and Defend.

(a)
The indemnifying party shall be entitled, at its cost and expense, to contest and defend by all appropriate legal proceedings any Third Party Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so contest shall be delivered by the indemnifying party to the indemnified party within thirty (30) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Third Party Indemnity Claim. Any such contest may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate. Such contest shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

(b)
The indemnifying party shall have full authority to determine all action to be taken with respect thereto; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief. If the indemnifying party does not elect to contest any such Third Party Indemnity Claim, the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. If the indemnifying party assumes the defense of a Third Party Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Indemnity Claim, which releases the indemnified party completely in connection with such Third Party Indemnity Claim and which would not otherwise adversely affect the indemnified party as determined by the indemnified party in its sole discretion.

(c)
Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Indemnity Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Indemnity Claim) if the Third Party Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

Section 5.7	Cooperation.
If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in contesting any Third Party Indemnity Claim that the indemnifying party elects to contest or, if appropriate, in making any counterclaim against the person asserting the Third Party Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating. At no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in contesting any Third Party Indemnity Claim.

Section 5.8	Right to Participate.
The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Third Party Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such Persons.

Section 5.9	Payment of Damages and Corrosion Costs.
The indemnification required hereunder shall be made by periodic payments of the amount of Damages or Corrosion Costs in connection therewith within ten (10) days as and when reasonably specific bills are received by, or Damages or Corrosion Costs, as applicable, are incurred and reasonable evidence thereof is delivered to, the indemnifying party. In calculating any amount to be paid by an indemnifying party by reason of the provisions of this

Agreement, the amount shall be reduced by all insurance proceeds and any indemnification reimbursement proceeds received from third parties credited to or received by the indemnified party related to the Damages or Corrosion Costs, as applicable.

Section 5.10	Direct Claim.
Any claim by an indemnified party with respect to any Damages which do not result from a Third Party Indemnity Claim (a “Direct Claim”) will be asserted by giving the indemnifying party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable. The indemnifying party will have a period of ninety (90) days from receipt of such Direct Claim within which to respond to such Direct Claim. If the indemnifying party does not respond within such ninety (90) day period, the indemnifying party will be deemed to have accepted such Direct Claim. If the indemnifying party rejects such Direct Claim, the indemnified party will be free to seek enforcement of its rights to indemnification under this Agreement.

Section 5.11	Limitations on Indemnification.

(a)
To the extent that the Partnership Indemnified Parties would otherwise be entitled to indemnification for Damages pursuant to Section 5.1(i), Development and Operations shall be liable only if (i) the Damages with respect to any individual claim exceed $100,000 (the “Minimum Claim Amount”) and (ii) the Damages for all claims that exceed the Minimum Claim Amount exceed, in the aggregate, $7,500,000 (the “Deductible Amount”), and then Development and Operations shall be liable only for Damages to the extent of any excess over the Deductible Amount. In no event shall Development’s and Operations’ aggregate liability to the Partnership Indemnified Parties under Section 5.1 exceed $75,000,000 (the “Ceiling Amount”). Notwithstanding the foregoing, the Deductible Amount and the Ceiling Amount shall not apply to breaches or inaccuracies of representations and warranties contained in Section 3.1, Section 3.2 and Section 3.4.

(b)
To the extent that the Partnership would otherwise be entitled to indemnification for Corrosion Costs pursuant to Section 5.3, Development and Operations shall be liable only if the Corrosion Costs exceed, in the aggregate, $1,000,000 (the “Annual Corrosion Indemnification Deductible Amount”) during any annual period commencing on the Closing Date or any anniversary thereof (each, an “Annual Period”), and then Development and Operations shall be liable only for Corrosion Costs incurred during any Annual Period to the extent of any excess over the Annual Corrosion Indemnification Deductible Amount. In no event shall Development’s and Operations’ aggregate liability to the Partnership under Section 5.3 exceed $11,000,000.

(c)
Additionally, neither the Partnership, on the one hand, nor Development and Operations, on the other hand, will be liable as an indemnitor under this Agreement for any consequential, incidental, special, indirect or exemplary damages suffered or incurred by the indemnified party or parties except to the extent resulting pursuant to Third Party Indemnity Claims.

Section 5.12	Sole Remedy.
No party shall have liability under this Agreement, the Assignment Agreement or the transactions contemplated hereby or thereby except as is provided in this Article V (other than claims or causes of action arising from fraud).
ARTICLE VI
MISCELLANEOUS

Section 6.1	Acknowledgements.
Each party acknowledges that it has relied on the representations and warranties of the other party expressly and specifically set forth in this Agreement, including, in the case of the Partnership, the Disclosure Schedule attached hereto. Such representations and warranties constitute the sole and exclusive representations and warranties of the parties hereto in connection with the transactions contemplated hereby, and the parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or nature, whether expressed, implied or statutory, oral or written, past or present, are specifically disclaimed.

Section 6.2	Cooperation; Further Assurances.
Operations and the Partnership shall use their respective commercially reasonable efforts to obtain all approvals and consents required by or necessary for the transactions contemplated by this Agreement and the Assignment Agreement. Each of the parties acknowledges that certain actions may be necessary with respect to the matters and actions contemplated by this Agreement and the Assignment Agreement such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the transactions contemplated hereby, and each agrees to take all appropriate action and to do all things necessary, proper or advisable under Applicable Laws and regulations to make effective the transactions contemplated by this Agreement and the Assignment Agreement; provided, however, that nothing in this Agreement will require any party hereto to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement or the Assignment Agreement.

Section 6.3	Expenses.
Except as otherwise provided herein and regardless of whether the transactions contemplated hereby are consummated, each party shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

Section 6.4	Notices.
Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another party hereto (herein collectively called “Notice”) shall be in writing and delivered in person, by courier service requiring acknowledgment of receipt of delivery or by fax, as follows:

If to Development, addressed to:
Tallgrass Development, LP
4200 W. 115th Street, Suite 350
Leawood, KS 66211
Attention: General Counsel
Tel: (913) 928-6010
Fax: (913) 928-6011

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.
98 San Jacinto Blvd., Suite 1500
Austin, Texas 78701
Attention: Mike Bengtson
Tel: (512) 322-2661

Fax: (512) 322-8349

If to Operations, addressed to:
Tallgrass Operations, LLC
c/o Tallgrass Development, LP
4200 W. 115th Street, Suite 350
Leawood, KS 66211
Attention: General Counsel
Tel: (913) 928-6010
Fax: (913) 928-6011

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.
98 San Jacinto Blvd., Suite 1500
Austin, Texas 78701
Attention: Mike Bengtson
Tel: (512) 322-2661
Fax: (512) 322-8349
If to the Partnership, addressed to:
Tallgrass Energy Partners, LP
4200 W. 115th Street, Suite 350
Leawood, KS 66211
Attention: General Counsel
Tel: (913) 928-6010
Fax: (913) 928-6011
with copies (which shall not constitute notice) to:
Tallgrass Energy Partners, LP
4200 W. 115th Street, Suite 350
Leawood, KS 66211
Attention: Conflicts Committee Chair
Tel: (913) 928-6010
Fax: (913) 928-6011

Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Attention: Gary W. Orloff
Tel: (713) 221-1306
Fax: (713) 221-2166

Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by fax shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 6.5	Governing Law.

(a)
This Agreement shall be subject to and governed by the laws of the State of Delaware. Each Party hereby submits to the exclusive jurisdiction of the state and federal courts in the State of Kansas and to venue in the state courts in Johnson County, Kansas and in the federal courts of Wyandotte County, Kansas.

(b)
Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding between the parties arising out of or relating to this Agreement or the transactions contemplated by this Agreement.

(c)
Each party to this Agreement waives, to the fullest extent permitted by Applicable Law, any right it may have to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits), exemplary or punitive damages (except to the extent that any such damages are included in indemnifiable losses resulting from a third party claim in accordance with Article V).

Section 6.6	Public Statements.
The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by Applicable Law or stock exchange regulations.

Section 6.7	Entire Agreement; Amendments and Waivers.

(a)
This Agreement and the Assignment Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the transactions contemplated hereby, other than those expressly set forth herein and in the Assignment Agreement.

(b)
No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 6.8	Conflicting Provisions.
This Agreement and the Assignment Agreement, read as a whole, set forth the parties’ rights, responsibilities and liabilities with respect to the transactions contemplated by this Agreement. In this Agreement and the Assignment Agreement, and as between them, specific provisions prevail over general provisions. In the event of a conflict between this Agreement and the Assignment Agreement, this Agreement shall control.

Section 6.9	Binding Effect and Assignment.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of each other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except for express language with respect to the Partnership Indemnified Parties and the Development Indemnified Parties contained in the indemnification provisions of Article VI.

Section 6.10	Severability.
If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Partnership, Development and Operations shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

Section 6.11	Interpretation.
It is expressly agreed by the parties that neither this Agreement nor the Assignment Agreement shall be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement, the Assignment Agreement or any provision hereof or thereof or who supplied the form of this Agreement or the Assignment Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 6.12	Headings and Disclosure Schedule.
The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Disclosure Schedule and the Exhibits referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, the Disclosure Schedule and such Exhibits are incorporated in the definition of “Agreement.”

Section 6.13	Multiple Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.14	Action by the Partnership.
With respect to any action, notice, consent, approval or waiver that is required to be taken or given or that may be taken or given by the Partnership with respect to the transactions contemplated hereby, such action, notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Partnership.
* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OPERATIONS:

TALLGRASS OPERATIONS, LLC
By: /s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

THE PARTNERSHIP:

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC, its general partner
By: /s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Executed by Tallgrass Development, LP,
solely for purposes of its obligations and rights under
Article III, Article VI and Article VII of this Agreement

DEVELOPMENT:

TALLGRASS DEVELOPMENT, LP

By:	Tallgrass Energy Holdings, LLC, its general partner
By: /s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

DISCLOSURE SCHEDULES
These Disclosure Schedules are provided in connection with that certain Contribution and Transfer Agreement, effective for tax purposes as of January 4, 2016 and effective for all other purposes as of January 1, 2016, (the “Agreement”), by and among Tallgrass Operations, LLC, a Delaware limited liability company (“Operations”), Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), and, for certain limited purposes, Tallgrass Development, LP, a Delaware limited partnership (“Development”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.
The information disclosed in these Disclosure Schedules is intended to qualify the representations and warranties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations and warranties on the part of Operations and Development. Nothing in these Disclosure Schedules constitutes an admission of any liability or obligation of Operations or Development to any third person, or an admission to any third person against the interest of Operations or Development. Descriptions or references of particular contracts, agreements, notices or similar documents herein are qualified in their entirety by reference to such documents. The disclosure of any item or information in these Disclosure Schedules shall not be construed as an admission that such item or information is material to Operations or Development, and any inclusion in these Disclosure Schedules shall not be used in any dispute or controversy between the parties to the Agreement to determine whether any obligation, item or matter (whether or not included in these Disclosure Schedules or described in the Agreement) is or is not material for purposes of the Agreement. In disclosing the information in these Disclosure Schedules, Operations and Development do not waive any attorney-client privilege associated with any such information or any protection afforded by the “work product doctrine” with respect to any of the matters disclosed or discussed herein.
The headings contained in these Disclosure Schedules are for convenience of reference only and shall not be deemed to modify or affect the interpretation of the information contained in these Disclosure Schedules.
* * *

Schedule 3.3
Consents
None.

Schedule 3.5
Litigation
None.

Schedule 3.9
Management Projections

The financial projections delivered by Kelvin Sun via e-mail on October 28, 2015, to Robert Pacha and Alex Jeffries of Evercore Group L.L.C.

Exhibit A

Form of Assignment Agreement

ASSIGNMENT AGREEMENT
This ASSIGNMENT AGREEMENT (this “Assignment”), dated as of January 1, 2016, is entered into by and among Tallgrass Operations, LLC, a Delaware limited liability company (“Assignor”), Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”) and Tallgrass PXP Holdings, LLC, a Delaware limited liability company (“Assignee”). Assignor, the Partnership, and Assignee may be referred to individually as a “Party” or collectively as the “Parties.”
RECITALS
A.    Pursuant to the terms of a Contribution and Transfer Agreement (the “Contribution Agreement”, with capitalized terms used but not defined herein having the respective meanings set forth in the Contribution Agreement), dated as of the date hereof, among Assignor, the Partnership, and Tallgrass Development, LP, a Delaware limited partnership, Assignor will transfer to Assignee (a wholly-owned subsidiary of the Partnership) 5,640,000 common units (the “Subject Interest”) in Tallgrass Pony Express Pipeline, LLC, a Delaware limited liability company (the “Company”), comprising 31.3% of the issued and outstanding membership interests in the Company.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.1.    Assignment of the Subject Interest. Assignor hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers the Subject Interest to Assignee, and Assignee hereby accepts the Subject Interest.
1.2.    Contribution Agreement. This Assignment is subject to, in all respects, the terms and conditions of the Contribution Agreement, and nothing contained herein is meant to enlarge, diminish or otherwise alter the terms and conditions of the Contribution Agreement or the Parties’ duties and obligations contained therein. To the extent there is a conflict between this Assignment and the Contribution Agreement, the terms of the Contribution Agreement will control, provided, however, that the Parties acknowledge that the Partnership has directed that Assignee receive the Subject Interest.
1.3.    Binding Effect. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns.
1.4.    Governing Law. This Assignment and the transactions contemplated hereby will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.
1.5.    Further Assurances. The Parties agree to execute all instruments and to take all actions that are reasonably necessary to effect the transactions contemplated hereby.
1.6.    Counterparts. This Assignment may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Assignment as of the date first written above.

ASSIGNOR: TALLGRASS OPERATIONS, LLC By: David G. Dehaemers, Jr. President and Chief Executive Officer

PARTNERSHIP: TALLGRASS ENERGY PARTNERS, LP By: Tallgrass MLP GP, LLC, its general partner By: David G. Dehaemers, Jr. President and Chief Executive Officer
ASSIGNEE: TALLGRASS PXP HOLDINGS, LLC By: David G. Dehaemers, Jr. Chief Executive Officer

Exhibit B
Form of Statement to Tallgrass Energy Partners, LP
of Qualifying Capital Expenditures
Reference is made to that certain Contribution and Transfer Agreement made and effective for tax purposes as of January 4, 2016, and effective for all other purposes as of January 1, 2016, by and among Tallgrass Energy Partners, LP, Tallgrass Operations, LLC (“Operations”) and Tallgrass Pony Express Pipeline, LLC (the “Agreement”). Tallgrass Development, LP, a Delaware limited partnership, is also a party to the Agreement for certain limited purposes. Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.
Pursuant to Section 2.6(b) of the Agreement, the Cash Amount shall be treated as a reimbursement of Operations’ capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d) to the extent of the qualifying capital expenditures set forth herein.
The amount of qualifying capital expenditures is $[Insert amount of qualifying capital expenditures.].
The basis for the qualification of the qualifying capital expenditures is as follows: [Describe basis for qualification.]
Evidence documenting the capital expenditures and their qualification is attached hereto.

Dated: ___________________________
Name:
Title:
of Tallgrass Operations, LLC

Appendix A

The Partnership, Development and Operations Designated Personnel

Development and Operations Designated Personnel:

•	David G. Dehaemers, Jr.

•	William R. Moler

•	George E. Rider

•	Gary J. Brauchle

•	Richard L. Bullock

•	Christopher R. Jones

Partnership Designated Personnel:

•	David G. Dehaemers, Jr.

•	William R. Moler

•	George E. Rider

•	Gary J. Brauchle

•	Richard L. Bullock

•	Christopher R. Jones